Exhibit 10.2

CONSENT AND AMENDMENT NO. 1 TO THIRD AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

This CONSENT AND AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of January 30, 2007 is by and among Remy International, Inc., a Delaware corporation (“Parent”), the following Subsidiaries of Parent: Remy Inc., a Delaware corporation, Remy Sales, Inc., a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc., a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Western Reman Industrial, LLC, a Delaware limited liability company (“Western Reman”), World Wide Automotive, L.L.C., a Virginia limited liability company, Unit Parts Company, a Delaware corporation (each individually, together with the Parent, a “Borrower” and collectively, the “Borrowers”), Wachovia Capital Finance Corporation (Central), an Illinois corporation, as administrative agent for the Revolving Lenders and as US Collateral Agent for the Lenders (“Agent”), and the financial institutions designated as Lenders on the signature pages hereto (each individually, a “Lender” and collectively, the “Lenders”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement (described below).

R E C I T A L S:

WHEREAS, Borrowers, the Agent Parties and the Lenders have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of December 27, 2005 (the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent, Required Lenders and Required Term Lenders consent and agree to certain amendments to the Loan Agreement as set forth herein to allow the Borrowers to sell substantially all the assets of Franklin Power Products, Inc. and International Fuel Systems, Inc. and to sell certain inventory, machinery, equipment and other assets of Remy Reman, L.L.C. and as relating to Borrowers’ starter and alternator remanufacturing business in connection with a Remanufacturing and Supply Agreement being entered into by Parent with Caterpillar, Inc.; and

WHEREAS, Agent, Required Lenders and Required Term Lenders are willing to consent and agree to such amendments upon the terms and conditions contained herein, including without limitation the requirement that asset sale proceeds be used to repay certain indebtedness secured by the assets that are the subject of the sales.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a) Section 1 of the Loan Agreement is hereby amended by adding the following new defined terms in their proper alphabetical order as follows:

“Diesel Sale” shall mean the sale of assets of Franklin Power Products, Inc. and International Fuel Systems, Inc. on the terms and conditions set forth in that certain Asset Purchase Agreement among Caterpillar Inc., Caterpillar Reman Acquisition LLC, and Remy International, Inc., Franklin Power Products, Inc., and International Fuel Systems, Inc. dated as of January 29, 2007, copies of which have been delivered to Agent and any Term Lender requesting same, which Asset Purchase Agreement shall not be modified, amended, supplemented or otherwise changed in any manner materially adverse to any Borrower or pursuant to which there would be a reduction in any material respect in the purchase price or any methodology for the calculation of purchase price or timing of payment of purchase price.

“S&A Reman Outsourcing Transaction” shall mean the sale of certain inventory, machinery, equipment and other assets of Remy Reman, L.L.C. and as relating to Borrowers’ starter and alternator remanufacturing business in connection with a Remanufacturing and Supply Agreement being entered into by Parent with Caterpillar, Inc. on the terms and conditions set forth in that certain Asset Purchase Agreement among Caterpillar Reman Acquisition LLC, Caterpillar Inc., Remy Reman, L.L.C. and Remy International, Inc. dated as of January 29, 2007, copies of which have been delivered to Agent and any Term Lender requesting same, which Asset Purchase Agreement shall not be modified, amended, supplemented or otherwise changed in any manner materially adverse to any Borrower or pursuant to which there would be a reduction in any material respect in the purchase price or any methodology for the calculation of purchase price or timing of payment of purchase price.

(b) Section 9.7(b) of the Loan Agreement is hereby amended by amending and restating the introductory paragraph of Section 9.7(b) to read as follows:

“(b) issue, sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except as permitted by each of clauses (i) through (vii) and (ix) below, which shall in each case be subject to the terms and conditions of clause (viii) below, and except as permitted by clause (x) below (which shall not be subject to the terms and conditions of clause (viii) below):”

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(c) Section 9.7(b) of the Loan Agreement is hereby amended by replacing the period at the end of clause (ix) therein with “; and” and adding a new clause (x) immediately after clause (ix) to read as follows:

“(x) the Diesel Sale and the S&A Reman Outsourcing Transaction (including the payment to Navistar of a distribution in respect of its equity interest in Magnum Power Products, LLC which is estimated to be approximately $2.5 million); provided, that, (A) the sale of assets with respect to the Diesel Sale is consummated on or prior to February 28, 2007, and the sale of assets with respect to the S&A Reman Outsourcing Transaction is consummated on or prior to November 1, 2007 (B) Agent and, if so requested, the Term Lenders have received all documents, agreements and instruments governing the terms of such sales which shall be reasonably satisfactory to Agent and Required Term Lenders, (C) no Default or Event of Default has occurred and is continuing at the time of any such sale or would result immediately after giving effect to any such sale, (D) Agent receives a separate Borrowing Base Certificate at the time of each sale (giving pro forma effect to each sale), (E) the net cash proceeds from such sales shall be (1) at least $135,000,000 with respect to the Diesel Sale, and (2) at least $10,000,000 with respect to the S&A Reman Outsourcing Transaction, (F) the first $50,000,000 of the proceeds from the Diesel Sale shall have been deposited in a depository account at the Reference Bank and Borrowers shall have granted Agent, for the benefit of Agent and Lenders as additional collateral security for the Obligations, a first priority perfected security interest in such account pursuant to a blocked account agreement in form and substance reasonably satisfactory to Agent and the Required Term Lenders (the “Restricted Account”), and (G) the remaining net cash proceeds from the Diesel Sale shall be used to prepay the full principal amount of all outstanding Revolving Loans (with a permanent reduction in the Revolving Commitments in an amount equal to $40,000,000). Any proceeds from the Diesel Sale remaining after the initial deposit of $50,000,000 and the prepayment in full of the Revolving Loans (the “Excess Proceeds”) shall be deposited in the Restricted Account. No withdrawals from the

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Restricted Account shall be permitted unless Agent, Required Lenders and Required Term Lenders have provided their prior written consent; provided that notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may use the Excess Proceeds in such Restricted Account without further consent of the Agent, the Required Lenders or the Required Term Lenders for (1) capital expenditures not otherwise prohibited by the terms of the Loan Agreement, (2) to repay revolver borrowings provided that the Revolving Commitment is permanently reduced by an amount equal to the principal amount so prepaid, and (3) for general corporate purposes not otherwise prohibited by the Loan Agreement. The proceeds from the S&A Reman Outsourcing Transaction and any proceeds from post-closing adjustments for the Diesel Sale shall also be deposited in the Restricted Account. Any additional proceeds from the Diesel Sale shall be treated as Excess Proceeds. So long as no Default or Event of Default has occurred and is continuing or would result therefrom, Borrowers may use up to 50% of the S&A Reman Outsourcing Transaction proceeds without further consent of the Agent, the Required Lenders or the Required Term Lenders for the same purposes set forth in the immediately preceding clauses (1), (2) and (3). The remaining proceeds from the S&A Reman Outsourcing Transaction may be used by Borrowers only with the consent of the Agent, the Required Lenders and the Required Term Lenders.

(d) Section 9.22 of the Loan Agreement is hereby amended by amending and restating clause (f) of Section 9.22 to read as follows:

“(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent, Term Loan Agent and Lenders during the course of periodic field examinations of the Collateral and such Loan Party’s operations, plus a per diem charge at the rate of $750 per person per day for Agent’s examiners in the field and office; and”

(e) Section 13.1(d) of the Loan Agreement is hereby amended so that the prepayment fee percentage in clause (ii) is increased from 2.2% to 3.0% and the prepayment fee percentage in clause (iii) is increased from 0.25% to 2.0%.

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Section 2 Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 1 above are subject to the satisfaction of each of the following conditions:

(a) Agent shall have received a duly executed counterpart of this Amendment from Borrowers, Required Lenders and Required Term Lenders;

(b) Agent shall have received a reaffirmation of guaranty from each guarantor of the Obligations in form and substance satisfactory to the Agent;

(c) Agent shall have received a duly executed counterpart of the amendment fee letter dated as of the date hereof between Borrowers and Agent; and

(d) The Term Lenders signatory hereto shall have received a duly executed counterpart of the amendment fee letter dated as of the date hereof between Borrowers and such Term Lenders.

Section 3 Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a) No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b) Corporate or Limited Liability Company Power and Authority; Authorization. Each Borrower has the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which it is a party and the execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of its obligations hereunder have been duly authorized by all requisite action by such Borrower.

(c) Execution and Delivery. Each Borrower has duly executed and delivered this Amendment.

(d) Enforceability. This Amendment constitutes the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

(e) Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

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Section 4 Miscellaneous.

(a) Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent and Term Lenders in connection herewith shall be reimbursable. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to “this Agreement”, “herein”, “hereof” and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b) Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c) Governing Law. This Amendment shall be deemed a Financing Agreement and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(d) Acknowledgement of Lien Release; Further Assurances. Agent acknowledges and agrees that upon delivery by Administrative Borrower or any Loan Party of the compliance certificate contemplated by Section 12.11 (b)(ii) of the Loan Agreement Agent shall release all liens in the assets being sold pursuant to Section 1 (b) of this Amendment. The parties hereto agree to execute and deliver such other instruments, and take such other action, as any party may reasonably request in connection with the transactions contemplated by this Consent and Amendment, including the delivery of any documents or instruments which may be required in connection with the asset sales by Borrowers contemplated hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

REMY INTERNATIONAL, INC.

M. & M. KNOPF AUTO PARTS, L.L.C.

NABCO, INC.

REMY REMAN, L.L.C.

REMY INC.

REMY SALES, INC.

HSG I, INC.

HSG II, INC.

UNIT PARTS COMPANY

FRANKLIN POWER PRODUCTS, INC.

INTERNATIONAL FUEL SYSTEMS, INC.

POWRBILT PRODUCTS, INC.

REMY LOGISTICS, L.L.C.

WORLD WIDE AUTOMOTIVE, L.L.C.

WESTERN REMAN INDUSTRIAL, LLC

For each of the entities above, by Craig Hart, as Treasurer for each entity

By:	/S/ CRAIG HART
Craig Hart

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

AGENT WACHOVIA CAPITAL FINANCE CORPORATION (Central), as Administrative Agent for the Revolving Lenders and US Collateral Agent for the Lenders

		By:	/S/
Title:

REVOLVING LENDERS		REVOLVING LENDERS

THE CIT GROUP/BUSINESS CREDIT, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/S/	By:	/S/
Title:		Title:

WELLS FARGO FOOTHILL		GMAC BUSINESS CREDIT, LLC

By:	/S/	By:	/S/
Title:		Title:

NATIONAL CITY BANK		UPS CAPITAL CORPORATION

By:	/S/	By:	/S/
Title:		Title:

RZB FINANCE LLC

By:	/S/
Title:

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

TERM LENDERS

GSO SPECIAL SITUATIONS FUND LP, as a Term Lender

By:	GSO Capital Partners, as Investment Advisor

By:	/s/
Name:
Title:

GSO SPECIAL SITUATIONS OVERSEAS FUND LTD., as a Term Lender

By:	GSO Capital Partners, as Investment Advisor

By:	/s/
Name:
Title:

GSO SPECIAL SITUATIONS OVERSEAS BENEFIT PLAN FUND LTD., as a Term Lender

By:	GSO Capital Partners, as Investment Advisor

By:	/s/
Name:
Title:

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

GSO CREDIT OPPORTUNITIES FUND (HELLOS), L.P., as a Term Lender

By:	GSO Capital Partners, as Investment Advisor

By:	/s/
Name:
Title:

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

MAST CREDIT OPPORTUNITIES I (MASTER), LTD., as a Term Lender

By:	/s/

Title:

NORTHWOODS CAPITAL IV, LIMITED, as a Term Lender

By	Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/

Title:

NORTHWOODS CAPITAL V, LIMITED, as a Term Lender

By	Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/

Title:

NORTHWOODS CAPITAL VI, LIMITED, as a Term Lender

By	Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/

Title:

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

NORTHWOODS CAPITAL VII, LIMITED, as a Term Lender

By	Angelo, Gordon & Co., L.P., as Collateral Manager

By:	/s/

Title:

SILVER OAK, LLC, as a Term Lender

By:	/s/

Title:

[Signature Page to Amendment No. 1 to

Third Amended and Restated Loan and Security Agreement]

REAFFIRMATION OF GUARANTY

{U.S. Subsidiaries of Remy International, Inc.}

January __, 2007

Wachovia Capital Finance Corporation (Central),

as Agent

150 S. Wacker Drive

Chicago, Illinois 60606

Re:	Guaranty

Please refer to (1) the Third Amended and Restated Loan and Security Agreement dated as of December 27, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Remy International, Inc., a Delaware corporation, Remy Inc., a Delaware corporation, Remy Sales, Inc., a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Western Reman Industrial, LLC, a Delaware limited liability company, World Wide Automotive, L.L.C., a Virginia limited liability company, Unit Parts Company, a Delaware corporation (each individually a “Borrower” and collectively, “Borrowers”), Wachovia Capital Finance Corporation (Central), an Illinois corporation, as agent for Revolving Lenders (in such capacity and as US Collateral Agent, “Agent”), the financial institutions (each individually, a “Lender” and collectively, “Lenders”) which are party thereto (capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement) and (2) the Guaranty dated June 28, 2002 (as amended, supplemented, restated or otherwise modified from time to time, “Guaranty”) by each of the undersigned, as guarantors (collectively “Guarantors”), in favor of Agent. Pursuant to an Amendment No. 1 to Third Amended and Restated Loan and Security Agreement dated as of the date hereof (the “Amendment”) among Agent, certain Lenders and Borrowers, the Loan Agreement has been amended in accordance with the terms and conditions of the Amendment.

Each Guarantor hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Reaffirmation of Guaranty as of the day and year first above written.

BALLANTRAE CORPORATION, a Delaware corporation

REMAN HOLDINGS, L.L.C., a Delaware limited liability company

REMY KOREA HOLDINGS, L.L.C., a Delaware limited liability company

REMY INTERNATIONAL HOLDINGS, INC. (f/k/a Remy International, Inc.), a Delaware corporation

MARINE CORPORATION OF AMERICA, an Indiana corporation

POWER INVESTMENTS, INC., an Indiana corporation

POWER INVESTMENTS MARINE, INC., a New Jersey corporation

For each of the entities above, by Craig Hart, as Treasurer for each entity

By:	/s/ Craig Hart
Craig Hart